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                                                                     EXHIBIT 3.1

                             CERTIFICATE OF INCORPORATION

                                          OF

                        CONNECTSOFT COMMUNICATIONS CORPORATION

         Pursuant to Section 102 of the General Corporation Law of the State of Delaware


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    The undersigned, in order to form a corporation pursuant to Section 102 of the Delaware General Corporation Law, does hereby certify:

    FIRST:    The name of the Corporation is ConnectSoft Communications
Corporation (the "Corporation").

    SECOND:   The address including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the city of Dover, in the County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Corporate Research, Ltd.

    THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH:   The aggregate number of shares of capital stock which the
Corporation shall have authority to issue is THIRTY-FIVE MILLION (35,000,000) shares consisting of:

    (i) 30,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock'); and

    (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").

                                        PART A
                                     COMMON STOCK

    1.   GENERAL

         (a) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

         (b) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be

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provided by the Delaware General Corporation Law, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

         (c) In the event that the holder of any share of Common Stock shall receive any payment of any dividend on, liquidation of, or other amounts payable with respect to, any shares of Common Stock, which he is not then entitled to receive, he will forthwith deliver the same to the holders of shares of the Preferred Stock, and if in existence, the holders of shares of the Preferred Stock (as their respective interests may appear), as the case may be, in the form received, and until it is so delivered will hold the same in trust for such holders.

         (d) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by him, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, with respect to the Preferred Stock.

                                        PART B
                                   PREFERRED STOCK

    Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law.

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    FIFTH:    The name and mailing address of the Incorporator is as follows:

    NAME                               ADDRESS

Peter W. Rothberg                 Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                                  Quentel
                                  153 East 53rd Street
                                  New York, New York 10022

    SIXTH:    The Corporation expressly elects to be subject to the provisions of Section 203 of the Delaware General Corporation Law.

    SEVENTH: The board of directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

    EIGHTH:   Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

    NINTH:    Special meetings of the stockholders of the Corporation may only be called by the board of directors of the Corporation or by the duly elected officers of the Corporation.

    TENTH:    Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustee in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the Creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

    ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of

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Incorporation, in the manner now or hereafter prescribed by statute or by this
Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to the this reservation.

    TWELFTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

    THIRTEENTH:    Except as may otherwise be specifically provided in this
Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the Corporation to be construed as limited, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law upon the Corporation, upon its shareholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed rights of said persons to indemnification as the same are conferred under the General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall power to indemnify under said Section or otherwise under Delaware law from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained int he Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, resolution of shareholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

    FOURTEENTH:    The number of directors constituting the Board of Directors shall be determined by the Board of Directors, but such number of directors shall not be less than two (2) nor more than nine (9). Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of either a majority of the directors then in office, though less than a quorum, or by the stockholders at the

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next annual meeting thereof or at a special meeting called for the purpose therefor. Stockholders may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill any vacancies in the Board of Directors whether or not, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than majority of the whole Board of Directors as constituted immediately prior to any such vacancy or increase. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

    IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of June, 1997, and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.


                                  /s/ Peter W. Rothberg
                                  _______________________________
                                  Peter W. Rothberg, Incorporator
                                  Greenberg, Traurig, Hoffman,
                                   Lipoff, Rosen & Quentel
                                  153 East 53rd Street
                                  New York, New York 10022

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